OFFSHORE SECURITIES SUBSCRIPTION AGREEMENT
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     THIS OFFSHORE SECURITIES SUBSCRIPTION AGREEMENT dated as of March 26, 1996
(the "Offshore Agreement"), is executed in reliance upon the exemption from registration afforded by Regulation S ("Regulation S") as promulgated by the Securities and Exchange Commission ("SEC"), under the Securities Act of 1933, as amended. Capitalized terms used herein and not defined shall have the meanings given to them in Regulation S.

     This Agreement has been executed by the undersigned "Buyer" in connection with the private placement of a Series of 9% Convertible Debentures of Management Technologies, Inc., a corporation organized under the laws of the State of New York, with its principal executive offices located at 630 Third Avenue, New York, New York 10017 (hereinafter referred to as "Seller"). Buyer hereby represents and warrants to, and agrees with Seller:

     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT"), AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S OF THE 1933 ACT) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S OF THE 1933 ACT) EXCEPT PURSUANT TO REGISTRATION UNDER OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT.

1.   Agreement To Subscribe; Purchase Price.
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     a)   Subscription.   The undersigned Buyer hereby subscribes for and agrees
          to purchase the Sellers 9% Convertible Debentures substantially in the form of the Debentures attached as Exhibit B, C, D and E hereto and having an aggregate original principal amount of U.S. $6,900,000 (singly, a "Debenture," and collectively, the "Debentures"), at a purchase price as set forth in subsection (b) herein.

     b) Payment. The Purchase Price for Buyer's portion of the Debentures shall be $110,000 for the Series C Debentures (the "Purchase Price"), which shall be payable at closing pursuant to the Letter Agreement between the Company and Israel Trading Fund Ltd. dated December 15, 1995 (the "Agreement") by delivering immediately available funds in United States Dollars by wire transfer to Barry B. Globerman, Esq., 110 E. 59th Street, New York, N.Y. 10022 for closing by delivery of securities versus payment for each series of Debentures.

     c) Closing. Subject to the satisfaction of the conditions set forth in Sections 7 and 8 hereof, the closing of the transactions contemplated by this Offshore Agreement shall occur from time to time as set forth in the Agreement, or such earlier or later date as is mutually agreed to in writing by Buyer and Seller (the "Closing Dates").

2.   Buyer Representations; Access to Information.
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     a)   Offshore Transaction.  In connection with the purchase and sale of the
          Debentures, Buyer represents and warrants to, and covenants and agrees with Seller as follows:

          i) Buyer is not a natural person and is not organized under the laws of any jurisdiction within the United States, was not formed by a U.S. Person (as defined in Section 902(o) of Regulation S) principally for the purpose of investing in securities not registered under the 1933 Act and is not otherwise a U.S. Person. Buyer is not, and on the closing date will not be, an affiliate of Seller;

          ii) At the time the buy order was originated, Buyer was outside the United States and is outside of the United States as of the date of the execution and delivery of this Offshore Agreement;

          iii) No offer to purchase the Debentures or the common stock of Seller issuable upon conversion of the Debentures (collectively, the "Securities"), was made by Buyer in the United States;

          iv) Buyer is purchasing the Securities for its own account and Buyer is qualified to purchase the Securities under the laws of its jurisdiction of residence, and the offer and sale of the Securities will not violate the securities or other laws of such jurisdiction;

          v) All offers and sales of any of the Securities by Buyer prior to the end of the Restricted Period (as hereinafter defined) shall be made in compliance with any applicable securities laws of any applicable jurisdiction and in accordance with Rule 903 and 904, as applicable, of Regulation S or pursuant to registration of the Securities under the 1933 Act or pursuant to an exemption from registration. In any case, none of the Securities have been and will be offered or sold by Buyer to, or for the account or benefit of, a U.S. Person or within the United States until after the end of the forty (40) day period commencing on the later of
               (x) the date of closing of the offering of the Securities or (y) the date of the first offer of the Securities to persons other than distributors (the "Restricted Period"), as certified by Buyer to Seller;

          vi) The transactions contemplated by this Offshore Agreement (a) have not been and will not be pre-arranged by Buyer with a purchaser located in the United States or a purchaser which is a U.S. Person, and (b) are not and will not be part of a plan or scheme by Buyer, to evade the registration provisions of the 1933 Act;

          vii) Buyer understands that the Securities are not registered under the 1933 Act and are being offered and sold to it in reliance on specific exclusions from the registration requirements of Federal and State securities laws, and that Seller is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the applicability of such exclusions and the suitability of Buyer and any purchaser from Buyer to acquire the Securities;

          viii)Buyer shall take all reasonable steps to ensure its compliance with Regulation S and shall promptly send to each purchaser (x) who acts as a distributor, underwriter, dealer or other person receiving a selling concession, fee or other remuneration in respect of any of the Securities, or (y) who purchases prior to the expiration of the Restricted Period referred to in subparagraph (v) above, a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales as Buyer pursuant to Section 109(c)(2)(iv) of Regulation S;

          ix) None of Buyer, its affiliates or persons acting on their behalf have conducted and shall not conduct any "directed selling efforts" as that term is defined in Rule 902(b) of Regulation S; nor has Buyer conducted any general solicitation relating to the offer and sale of any of the Securities in the United States or elsewhere;

          x) This Offshore Agreement has been duly authorized, validly executed and delivered on behalf of Buyer and is a valid and binding agreement in accordance with its terms, subject to general principals of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally;

          xi) The execution and delivery of this Offshore Agreement and the consummation of the purchase of the Securities, and the transactions contemplated by this Offshore Agreement do not and will not conflict with or result in a breach by Buyer of any of the terms of provisions of, or constitute a default under, the articles of incorporation or by-laws (or similar constitutive documents) of Buyer or any indenture, mortgage, deed of trust, or other material agreement or instrument to which Buyer is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation of the United States or any State thereof or any applicable decree, judgment or order of any Federal or State court, Federal or State regulatory body, administrative agency or other United States governmental body having jurisdiction over Buyer or any of its properties or assets;

          xii) All invitation, offers and sales of or in respect of, any of the Securities, by Buyer and any distribution by Buyer of any documents relating to any offer by it of any of the Securities will be in compliance with applicable laws and regulations and will be made in such a manner that no prospectus need by filed and no other filing need be made by Seller with any regulatory authority or stock exchange in any country or any political sub-division of any country;

          xiii)Buyer will not make any offer or sale of the Securities by any means which would not comply with the laws and regulations of the territory in which such offer or sale takes place or to which such offer or sale is subject or which would in connection with any such offer or sale impose upon Seller any obligation to satisfy any public filing or registration requirement or provide or publish any information of any kind whatsoever or otherwise undertake or become obligated to do any act; and

          xiv) Neither the Buyer nor any of its affiliates has entered, has the intention of entering, or will during the Restricted Period enter into any put option, short position or other similar instrument or position with respect to any of the Securities or securities of the same class as the Securities.

     b) No Government Recommendation or Approval. Buyer understands that no Federal or State or foreign government agency has passed on or made any recommendation or endorsement of the Securities.

     c) Current Public Information. Buyer acknowledges that it and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of Seller and all materials relating to the offer and sale of the Securities which have been requested by Buyer. Buyer further acknowledges that it and its advisors, if any, have received complete and satisfactory answers to such inquiries.

     d) Buyer's Sophistication. Buyer acknowledges that the purchase of the Securities involves a high degree of risk, including the total loss of Buyer's investment. Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Securities.

     e)   Tax Status.  Buyer is not a "10-percent Shareholder" (as defined in
          Section 871(h)(3)(B) of the U.S. Internal Revenue Code) of Seller.

3.   Seller Representations.
     ----------------------


     a) Reporting Company Status. Seller is a "Reporting Issuer" as defined by Rule 902 of Regulation S. Seller has registered its Common Stock, $0.01 per value per share (the "Common Stock"), pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Common Stock is listed and trades on NASDAQ. Seller has filed all material required to be filed pursuant to all reporting obligations under either Section 13(a) or 15(d) of the Exchange Act for a period of at least twelve (12) months immediately preceding the offer or sale of the Securities (or for such shorter period that Seller has been required to file such material).

     b) Current Public Information. Seller has furnished Buyer with copies of its most recent reports filed under the Exchange Act referred to in
          Section 2(c) above, and other publicly available documents.

     c) Offshore Transaction. Seller has not offered or sold any of the Securities to any person in the United States, any identifiable groups of U.S. citizens abroad, or to or for any U.S. Person, as such terms are used in Regulation S.

          i) At the time the buy order was originated, Seller and/or its agents reasonably believe the Buyer was outside of the United States and was not a U.S. person, based on the representations of Buyer.

          ii) Seller and/or its agents reasonably believe that the transaction has not been pre-arranged with a buyer in the United States, based on the representations of Buyer.

          iii) No offer to buy or sell the Securities was or will be made by Seller to any person in the United States.

          iv) The offer and sale of the Securities by Seller pursuant to this Offshore Agreement will be made in accordance with the provisions and requirements of Regulation S provided that the representations and warranties of Buyer in Section 2(a) hereof are true and correct.

          v) The transactions contemplated by this Offshore Agreement (a) have not been and will not be pre-arranged by Seller with a purchaser located in the United States or a purchaser which is a U.S. Person, and (b) are not and will not be part of a plan or scheme by Seller to evade the registration provisions of the 1933 Act.

     d) No Directed Selling Efforts. In regard to this transaction, none of Seller, its affiliates or persons acting on their behalf have conducted any "directed selling efforts" as that term is defined in Rule 902 of Regulation S nor has Seller conducted any general solicitation relating to the offer and sale of any of the Securities in the United States or elsewhere.

     e) Concerning the Securities. The issuance, sale and delivery of the Debentures have been duly authorized by all required corporate action on the part of Seller, and when issued, sold and delivered in accordance with the terms hereof and thereof for the consideration expressed herein and therein, will be duly and validly issued, fully paid and non-assessable. The Common Stock issuable upon conversion of the Debenture has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Debentures, shall be duly and validly issued, fully paid, and non-assessable and will not subject the holders thereof, if such persons are non-U.S. persons, to personal liability by reason of being such holders. There are no pre-emptive rights of any shareholder of Seller.

     f) Subscription Agreement. This Offshore Agreement has been duly authorized, validly executed and delivered on behalf of Seller and is a valid and binding agreement in accordance with its terms, subject to general principals of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

     g) Non-contravention. The execution and delivery of this Offshore Agreement and the consummation of the issuance of the Securities and the transactions contemplated by this Offshore Agreement do not and will not conflict with or result in a breach by Seller of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws of Seller, or any indenture, mortgage, deed of trust, or other material agreement or instrument to which Seller is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation of the United States or any State thereof or any applicable decree, judgment or order of any Federal or State court, Federal or State regulatory body, administrative agency or other United States governmental body having jurisdiction over Seller or any of its properties or assets.

     h) Approvals. Seller is not aware of any authorization, approval or consent of any governmental body which is legally required for the issuance and sale of the Debentures and the Common Stock issuable upon conversion thereof to persons who are non-U.S. Persons, as contemplated by this Offshore Agreement.

4.   Exemption; Reliance on Representations.  Buyer understands that the offer
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     and sale of the Securities are not being registered under the 1933 Act.
     Seller and Buyer are relying on the rules governing offers and sales made outside the United States pursuant to Regulation S.

5.   Transfer Agent Instructions.
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     a)   Debentures.  Upon the conversion of the Debentures, the holder thereof shall submit such Debenture and Notice of Conversion to the Escrow Agent with a copy to Company and Escrow Agent shall immediately deliver the Irrevocable Treasury Orders in its possession pursuant to the Agreement to the Transfer Agent. Upon receipt of the Shares, the Escrow Agent will deliver the Shares to the holder. In the event the Irrevocable Treasury Orders for Shares are not sufficient, Seller shall, within five (5) business days of receipt of notice from Escrow Agent, instruct Seller's transfer agent to issue one or more certificates representing the balance of that number of shares of Common Stock into which the Debenture or Debentures are convertible in accordance with the provisions regarding conversion set forth in Exhibit A hereto. The Seller shall act as Debenture Registrar and shall maintain an appropriate ledger containing the necessary information with respect to each Debenture.

     b) Common Stock to be Issued Without Restrictive Legend. After the expiration of the Restricted Period, upon the conversion of any Debenture by a person who is a non-U.S. Person, Seller shall instruct Seller's transfer agent to issue Stock Certificates without restrictive legend in the name of Buyer (or its nominee (being a non-U.S. Person) or such non-U.S. Persons as may be designated by Buyer prior to the closing) and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable it being understood that on the day following the expiration of the Restricted Period, the
     c) Securities will be held by a non-U.S. person. Seller warrants that no instructions other than these instructions and instructions to impose a "stop transfer" instruction with respect to the certificates until the end of the Restricted Period have been given or will be given to the transfer agent and that the Common Stock shall otherwise be freely transferable on the books and records of Seller. Nothing in this
          Section 5, however, shall affect in any way Buyer's or such nominee's obligations and agreements to comply with all applicable securities laws upon resale of the Securities.

6.   Delivery Instructions.  The Debentures being purchased hereunder shall be
     ---------------------

     delivered to the Buyer at such time and place as shall be mutually agreed by Seller and Buyer.

7.   Conditions To Seller's Obligation To Sell.  Seller's obligation to sell the
     -----------------------------------------

     Debentures is conditioned upon:

     a) The receipt and acceptance by Buyer of this Offshore Agreement as evidenced by execution of this Offshore Agreement by Buyer.

     b) Delivery into the closing depository of good funds by Buyer as payment in full of the purchase price of the Debentures pursuant to the Offshore Agreement.

8.   Conditions To Buyer's Obligation To Purchase.  Buyer's obligation to
     --------------------------------------------

     purchase the Debentures is conditioned upon:

     a) The receipt and acceptance by Seller of this Offshore Agreement as evidenced by execution of this Offshore Agreement by the duly authorized officer of Seller.

     b)   Delivery of the Debentures as described herein.

     c)   Satisfaction of the conditions in the Agreement.

     d)   No default by Seller of any provisions of any Series of Debenture.

9.   Offering Materials.  All offering materials and documents used in
     ------------------

     connection with offers and sales of the Securities prior to the expiration of the Restricted Period referred to in Section 2(a)(v) hereof shall include statements to the effect that the Securities have not been registered under the 1933 Act or applicable state securities laws, and that neither Buyer, nor any direct or indirect purchaser of the Securities from Buyer, may directly or indirectly offer or sell the Securities in the United States or to or for the account or benefit of U.S. Persons (other than distributors) unless the Securities are registered under the 1933 Act any applicable state securities laws, or any exemption from the registration requirements of the 1933 Act or such state securities laws is available. Such statements shall appear (1) on the cover of any prospectus or offering circular used in connection with the offer or sale of the Securities, (2) in the underwriting section of any prospectus or offering circular used in connection with the offer or sale of the Securities, and
     (3) in any advertisement made or issued by Seller, Buyer, any other distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

10.  No Shareholder Approval.  Seller hereby agrees that from the Closing Date
     -----------------------

     until the issuance of Common Stock upon the conversion of the Debentures, Seller will not take any action which would require Seller to seek shareholder approval of such issuance.

11.  Miscellaneous.
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     a)   Except as specifically referenced herein, this Offshore Agreement and the Agreement constitutes the entire contract between the parties, and neither party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein. Any previous agreement (other than the Agreement) among the parties related to the transactions described herein is superseded hereby. The terms and conditions of this Offshore Agreement and the Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Offshore Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Offshore Agreement, except as expressly provided herein.

     b) Buyer is an independent contractor, and is not the agent of Seller. Buyer is not authorized to bind Seller, or to make any representations or warranties on behalf of Seller.

     c) Seller makes no representations or warranty with respect to Seller, its finances, assets, business prospects or otherwise. Buyer will advise each purchaser, if any, and potential purchaser of the Securities, of the foregoing sentence, and that such purchaser is relying on its own investigation with respect to all such matters, and that such purchaser will be given access to any and all documents and Seller personnel as it may reasonably request for such investigation.

     d) All representations and warranties contained in this Offshore Agreement by Seller and Buyer shall survive the closing of the transactions contemplated by this Offshore Agreement.

     e) This Offshore Agreement shall be construed in accordance with the internal laws of the State of New York, and shall be binding upon the successors and assigns of each party hereto. This Offshore Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Offshore Agreement shall be effective as an original.

     f) Seller and Buyer shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby. Neither party shall issue any press release or otherwise make any public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.

     g) Notwithstanding the foregoing Agreement, the Buyers shall have the right in their sole and absolute discretion to determine whether to purchase the Series C, C and D Debentures. In the event the Buyers decide not to purchase the Series C or C or D Debentures, neither the Company nor the Buyers shall have any further liability one to the other except with respect to the Series A Debentures. However, if the Buyers do not close on the purchase of the Series C Debentures, the Company shall not be required to honor the representation in paragraph 15(q).

          IN WITNESS WHEREOF, the undersigned have executed this Offshore Agreement as of the date first set forth above.

                              Official Signatory of Seller:
                              ----------------------------


                              Management Technologies, Inc.

                              /s/ Paul Ekon
                              By:  Paul Ekon

                              Title:    Chief Executive Officer
                              Official Signatory of Buyer:
                              ---------------------------



                                   /s/ Yosef Yud

                                   By: Yosef Yud

                                   Title:
                                           -----------------------------------


                                   Address of Buyer:
                                   Malche Israel 2
                                   Jerusalem